PARTICIPATION AGREEMENT

THIS AGREEMENT made the 25th day of June, 2002

BETWEEN:

PATCH ENERGY INC.

(herein called "Patch")

OF THE FIRST PART

AND:

FAIRCHILD INTERNATIONAL CORPORATION

(herein called "Fairchild")

OF THE SECOND PART

WHEREAS:

A. Pursuant to the terms of a farmout and joint operating agreement dated May 1, 2002 (the "Farmout Agreement") between Patch, True Energy Inc. and Arsenal Capital Inc., Patch has the right to earn a 12.5% interest (the "Initial Interest") in the Farmout Lands (as defined in the Farmout Agreement) by incurring 15.625% of the costs (the "Initial Costs") associated with the Test Wells (as defined in the Farmout Agreement);

B. Pursuant to the terms of a letter agreement dated June 19, 2002 (the "Amending Letter"), the parties to the Farmout Agreement acknowledged that Patch had the option (the "Patch Option") to earn a further 12.5% interest (the "Further Interest") in the Farmout Lands by incurring a further 15.625% of the costs (the "Further Costs") associated with the Test Wells;

C. Fairchild is desirous of earning the Further Interest in consideration of incurring the Further Costs.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. PARTICIPATION

1.1 Patch hereby agrees to exercise the Patch Option and grants to Fairchild the right to earn the Further Interest.

1.2 In order to earn the Further Interest Fairchild shall fund the Further Costs otherwise to be incurred by Patch pursuant to the terms of the Farmout Agreement, as amended by the Amending Letter and in this regard Fairchild shall pay such Further Costs as and when requested by Patch in order that Patch may fulfil its obligations under the Farmout Agreement in respect of the Further Costs provided that, if Fairchild fails to make any such payments, its right to earn the Further Interest shall cease and this Agreement shall be terminated.

1.3 In circumstances where Fairchild incurs all the Further Costs, it shall have earned the right to the Further Interest and, in such instance, Patch shall use its reasonable best efforts to seek the consents necessary to assign the Further Interest to Fairchild provided that, if such consents are not obtained, Patch shall hold the Further Interest in trust for Fairchild.

1.4 In circumstances where Patch elects to cease incurring the Initial Costs, it shall so advise Fairchild prior to Patch being in default of its obligations under the Farmout Agreement and Fairchild shall have the right, but not the obligation, upon reimbursing Patch for the Initial Costs incurred by it, to make all remaining Initial Costs and earn the Initial Interest, in which case the provisions of section 1.3 herein shall apply mutatis mutandis to the Initial Interest.

2. REPRESENTATIONS AND WARRANTIES OF PATCH

2.1 Patch represents and warrants to Fairchild in order to induce Fairchild to enter into this Agreement, as follows:

(a) the Farmout Agreement, as amended by the Amending Letter, is in good standing, not in default and enforceable by Patch in accordance with its terms;

(b) Patch has not assigned, transferred, optioned or otherwise encumbered the Initial Interest or the Further Interest except as provided for herein; and

(c) Patch has all corporate authority and has obtained any and all consents required to enter into this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF FAIRCHILD

3.1 Fairchild represents and warrants to Patch in order to induce Patch to enter into this Agreement that Fairchild has all corporate authority and has obtained any and all consents required to enter into this Agreement.

4. COVENANTS OF PATCH

4.1 Patch covenants with Fairchild that it shall:

(a) upon receipt of any payments from Fairchild pursuant to section 1.2 hereof, advance those payments to True in accordance with the terms of the Farmout Agreement; and

(b) keep Fairchild informed in a timely manner of the operations under the Farmout Agreement and shall provide Fairchild with copies of any data it shall receive of the Test Wells.

5. GENERAL

5.1 Time shall be of the essence in this Agreement.

5.2 This Agreement may be executed in counterpart and delivered by facsimile transmission and each counterpart, once so delivered to the other party, shall be binding on the parties.

5.3 This Agreement shall be subject to, interpreted, construed and enforced in accordance with the laws in effect in the Province of British Columbia. Each party accepts the jurisdiction of the courts of the Province of British Columbia.

5.4 This Agreement supersedes and replaces all other agreements, documents, discussions and verbal understandings between the parties with respect to the Alborada Contract and contains the entire agreement between the parties.

5.5 The address for service of notices for each party is:

To Patch: Patch Energy Inc. 100 - 856 Homer Street Vancouver, BC V6B 2W5 Attention: George Tsafalas

To Fairchild: Fairchild International Corporation 100 - 856 Homer Street Vancouver, BC V6B 2W5 Attention: George Tsafalas

5.6 This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns.

5.7 Each of the parties covenant and agree to do such further acts and execute and deliver all such further documents, conveyance and transfers as may be reasonably requested or required by one of the parties, in order to fully perform and carry out the terms of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first set out above.

PATCH ENERGY INC.
/s/ George Tsafalas
Per:
Authorized Signatory

FAIRCHILD INTERNATIONAL CORPORATION
/s/ George Tsafalas
Per:
Authorized Signatory